Exhibit 4.1

Execution Version

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) to the Indenture (as defined below), dated as of February 1, 2022, among (i) Crestwood Midstream Partners LP (the “Company”), a Delaware limited partnership and the successor to Oasis Midstream Partners LP (“OMP”), a Delaware limited partnership, (ii) Crestwood Midstream Finance Corp. (the “Finance Corp.” and, together with the Company from and after the execution of this Supplemental Indenture, the “Issuers”), a Delaware corporation, wholly owned subsidiary of the Company and the successor to OMP Finance Corp. (“OMP Finance”), (iii) the entities qualifying as Guarantors immediately prior to the execution of this Supplemental Indenture, as set forth on Schedule A attached hereto (collectively, the “Existing Guarantors”), (iv) the entities listed in Schedule B attached hereto (each, a “Guaranteeing Subsidiary”) and (v) Regions Bank, as trustee under the Indenture (the “Trustee”).

W I T N E S S E T H

WHEREAS, OMP and OMP Finance, as issuers, and the Existing Guarantors, as Guarantors, executed and delivered to the Trustee an indenture (as amended and supplemented to the date hereof, the “Indenture”), dated as of March 30, 2021, providing for the issuance of 8.000% Senior Notes due 2029 (the “Notes”);

WHEREAS, on October 25, 2021, Crestwood Equity Partners LP (“CEQP”), a Delaware limited partnership, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Project Phantom Merger Sub LLC, a Delaware limited liability company and direct wholly owned subsidiary of CEQP (“Merger Sub”), Project Falcon Merger Sub LLC, a Delaware limited liability company and direct wholly owned subsidiary of CEQP (“GP Merger Sub”), OMP, OMP GP LLC, a Delaware limited liability company and the general partner of OMP (the “Oasis General Partner”), and, solely for the purposes of Section 2.1(a)(i) of the Merger Agreement, Crestwood Equity GP LLC, pursuant to which, among other things, on February 1, 2022 (the “Effective Date”), Merger Sub merged with and into OMP (the “LP Merger”), with OMP surviving the LP Merger as a direct subsidiary of CEQP, and GP Merger Sub merged with and into the Oasis General Partner (the “GP Merger” and, together with the LP Merger, the “CEQP Mergers”), with the Oasis General Partner surviving the GP Merger as a direct wholly owned subsidiary of CEQP, and with the CEQP Mergers having occurred on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, at the effective time of the CEQP Mergers on the Effective Date (the “Effective Time”), by virtue of the LP Merger and without any action on the part of CEQP, as the sole member of Merger Sub, all of the limited liability company interests of Merger Sub issued and outstanding immediately prior to the Effective Time were converted into, in the aggregate, common units representing limited partner interests in OMP (“OMP Common Units”) in an amount equal to the number of OMP Common Units issued and outstanding immediately prior to the Effective Time, and CEQP was automatically admitted as a limited partner of OMP;

WHEREAS, at the Effective Time, by virtue of the GP Merger and without any action on the part of CEQP, as the sole member of GP Merger Sub, all of the limited liability company interests of GP Merger Sub issued and outstanding immediately prior to the Effective Time were converted into, in the aggregate, limited liability company interests in the Oasis General Partner (the “OMP GP Interests”) in an amount equal to the number of OMP GP Interests issued and outstanding immediately prior to the Effective Time, and CEQP was automatically admitted as a member of the Oasis General Partner;

WHEREAS, immediately after the Effective Time, pursuant to an Agreement and Plan of Merger, dated as of February 1, 2022, by and among OMP, the Oasis General Partner and the Company, each of OMP and the Oasis General Partner merged with and into the Company, with the Company surviving such mergers (the “CMLP Mergers”);

WHEREAS, immediately upon consummation of the CMLP Mergers, pursuant to an Agreement and Plan of Merger, dated as of February 1, 2022, by and between OMP Finance and the Finance Corp., OMP Finance merged with and into the Finance Corp., with the Finance Corp. surviving such merger (the “Finance Merger”);

WHEREAS, the Company, as a successor to OMP, desires to succeed to and assume OMP’s rights and obligations under the Indenture and the Notes pursuant to Section 5.01(a)(2) of the Indenture and to comply with the requirements of the Indenture with respect to the execution of a supplemental indenture in connection with such succession and assumption of obligations;

WHEREAS, the Finance Corp., as a successor to OMP Finance, desires to succeed to and assume OMP Finance’s rights and obligations under the Indenture and the Notes;

WHEREAS, Section 5.01(a) of the Indenture provides that OMP will not, directly or indirectly, consolidate or merge with and into another Person (whether or not OMP is the surviving Person), unless the conditions of Section 5.01(a) of the Indenture are satisfied;

WHEREAS, the conditions of Section 5.01(a) of the Indenture have been or, immediately upon consummation of the CMLP Mergers and execution and delivery of this Supplemental Indenture, will be satisfied, including Section 5.01(a)(2) of the Indenture, which provides that the Person (if other than OMP) formed by or surviving any consolidation or merger subject to Section 5.01 of the Indenture must assume all the obligations of OMP under the Notes and the Indenture pursuant to a supplemental indenture or other agreements;

WHEREAS, Section 5.02 of the Indenture provides that, for any such consolidation or merger that is subject to, and complies with the provisions of, Section 5.01 of the Indenture, the successor Person formed by such consolidation or into or with which OMP is merged shall succeed to, and be substituted for (so that from and after the date of such consolidation or merger, the provisions of the Indenture referring to the “Company” shall refer instead to the successor Person and not to OMP), and may exercise every right and power of OMP under the Indenture with the same effect as if such successor Person had been named as the “Company” under the Indenture;

WHEREAS, Section 4.15 of the Indenture provides that if, after the Issue Date, any Restricted Subsidiary of OMP, or its successor (including any Subsidiary acquired or created after the Issue Date) that is not already a Guarantor, (1) guarantees any Indebtedness of an issuer of the Notes or any Guarantor or (2) is a Domestic Subsidiary and is an obligor with respect to any Indebtedness under any Debt Facility, then, in either case, that Restricted

Subsidiary will become a Guarantor by executing a supplemental indenture in substantially the form of Exhibit E to the Indenture and delivering an Officer’s Certificate and an Opinion of Counsel satisfactory to the Trustee, in each case within 30 Business Days after the date that Subsidiary guaranteed or became obligated with respect to such Indebtedness;

WHEREAS, Section 10.03 of the Indenture provides that, in the event the issuers of the Notes or any of its Restricted Subsidiaries creates or acquires any Subsidiary after the Issue Date, if required by Section 4.15 of the Indenture, the issuers of the Notes will cause such Subsidiary to comply with the provisions of Section 4.15 and Article 10 of the Indenture, to the extent applicable; and

WHEREAS, Section 9.01 of the Indenture permits, without the consent of any Holder of the Notes, the issuers of the Notes, the Guarantors and the Trustee to amend or supplement the Indenture, the Notes or the Note Guarantees to (i) to provide for the assumption of an issuer’s or a Guarantor’s obligations to holders of Notes and Note Guarantees in the case of a merger or consolidation, (ii) to add any additional Guarantor or to evidence the release of any Guarantor from its Note Guarantee or (iii) to provide for the consummation of any transaction permitted by Section 5.01 of the Indenture; and

WHEREAS, Section 9.01 of the Indenture provides that, upon the request of the issuers of the notes authorizing the execution of any amended or supplemental indenture in accordance with Section 9.01 of the Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 of the Indenture, subject to Section 9.05, the Trustee will join with the issuers of the Notes and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of the Indenture and to make any further appropriate agreements and stipulations that may be therein contained.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Finance Corp., each entity qualifying as a Guarantor immediately prior to the execution of this Supplemental Indenture, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. ASSUMPTION OF THE NOTES. Effective simultaneously with the consummation of the CMLP Mergers and the Finance Merger:

(a) Pursuant to, and in accordance with, the requirements of Article 5 of the Indenture, the Company hereby assumes from OMP and undertakes to perform, pay or discharge all obligations of OMP, in lieu of and in substitution for OMP, arising from the terms, covenants, conditions and provisions of the Indenture, including the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes and the performance of every covenant of the Indenture on the part of OMP to be performed or observed. Pursuant to, and in accordance with, Section 5.02 of the Indenture, the provisions of the Indenture referring to the “Company” shall refer to the Company. The Company shall succeed to, and be substituted for, and may exercise every right and power of, OMP under the Indenture with the same effect as if the Company had been named as OMP therein. Pursuant to Section 5.02 of the Indenture, OMP is hereby discharged and released from all of its obligations and covenants under the Indenture and the Notes.

(b) The Finance Corp. hereby assumes from OMP Finance and undertakes to perform, pay or discharge all obligations of OMP Finance, in lieu of and in substitution for OMP Finance, arising from the terms, covenants, conditions and provisions of the Indenture, including the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes and the performance of every covenant of the Indenture on the part of OMP Finance to be performed or observed. The Finance Corp. shall succeed to, and be substituted for, and may exercise every right and power of, OMP Finance under the Indenture with the same effect as if the Finance Corp. had been named as OMP Finance therein.

3. AGREEMENT TO GUARANTEE. Subject to Article 10 of the Indenture, each Guaranteeing Subsidiary, jointly and severally with the other Guarantors, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (a) the principal of, premium on, if any, and interest, if any, on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest, if any, on, the Notes, if lawful, and all other obligations of the Issuers to the Holders or the Trustee under the Indenture or the Notes will be promptly paid in full or performed, all in accordance with the terms of the Indenture and the Notes; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

4. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of any of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture, or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Supplemental Indenture or any document to be signed in connection with this Supplemental Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guaranteeing Subsidiary and the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

CRESTWOOD MIDSTREAM PARTNERS LP

By: Crestwood Midstream GP LLC, its General Partner

By:	/s/ Michael K. Post
Name: Michael K. Post
Title: Vice President, Associate General Counsel & Corporate Secretary

CRESTWOOD MIDSTREAM FINANCE CORP.

By:	/s/ Michael K. Post
Name: Michael K. Post
Title: Vice President, Associate General Counsel & Corporate Secretary

Signature Page to OMP 2029 Supplemental Indenture

ARROW MIDSTREAM HOLDINGS LLC

CMLP TRES MANAGER LLC

CMLP TRES OPERATOR LLC

CRESTWOOD APPALACHIA PIPELINE LLC

CRESTWOOD CRUDE SERVICES LLC

CRESTWOOD ENERGY SERVICES LLC

CRESTWOOD GAS SERVICES OPERATING LLC

CRESTWOOD MARCELLUS PIPELINE LLC

CRESTWOOD MIDSTREAM OPERATONS LLC

CRESTWOOD OHIO MIDSTREAM PIPELINE LLC

CRESTWOOD OPERATIONS LLC

CRESTWOOD PIPELINE LLC

OASIS MIDSTREAM SERVICES LLC

OMP OPERATING LLC

By: Crestwood Midstream Partners LP, its Sole Member By: Crestwood Midstream GP LLC, its General Partner

By:	/s/ Michael K. Post
Name: Michael K. Post
Title: Vice President, Associate General Counsel & Corporate Secretary

Signature Page to OMP 2029 Supplemental Indenture

ARROW FIELD SERVICES, LLC ARROW PIPELINE, LLC ARROW WATER, LLC ARROW WATER SERVICES LLC

By: Arrow Midstream Holdings, LLC, its Sole Member

By:	/s/ Michael K. Post
Name: Michael K. Post
Title: Vice President, Associate General Counsel & Corporate Secretary

COWTOWN GAS PROCESSING PARTNERS L.P. COWTOWN PIPELINE PARTNERS L.P.

By: Crestwood Gas Services Operating GP LLC, its General Partner

By:	/s/ Michael K. Post
Name: Michael K. Post
Title: Vice President, Associate General Counsel & Corporate Secretary

CRESTWOOD ARKANSAS PIPELINE LLC CRESTWOOD PANHANDLE PIPELINE LLC

By: Crestwood Pipeline LLC, its Sole Member

By:	/s/ Michael K. Post
Name: Michael K. Post
Title: Vice President, Associate General Counsel & Corporate Secretary

Signature Page to OMP 2029 Supplemental Indenture

CRESTWOOD CRUDE LOGISTICS LLC FINGER LAKES LPG STORAGE, LLC

By: Crestwood Midstream Operations LLC, its Sole Member

By:	/s/ Michael K. Post
Name: Michael K. Post
Title: Vice President, Associate General Counsel & Corporate Secretary

CRESTWOOD CRUDE TERMINALS LLC CRESTWOOD CRUDE TRANSPORTATION LLC CRESTWOOD DAKOTA PIPELINES LLC

By: Crestwood Crude Logistics LLC, its Sole Member

By:	/s/ Michael K. Post
Name: Michael K. Post
Title: Vice President, Associate General Counsel & Corporate Secretary

CRESTWOOD GAS SERVICES OPERATING GP LLC

By: Crestwood Gas Services Operating LLC, its Sole Member

By:	/s/ Michael K. Post
Name: Michael K. Post
Title: Vice President, Associate General Counsel & Corporate Secretary

Signature Page to OMP 2029 Supplemental Indenture

CRESTWOOD MARCELLUS MIDSTREAM LLC

By: Crestwood Marcellus Pipeline LLC, its Sole Member

By:	/s/ Michael K. Post
Name: Michael K. Post
Title: Vice President, Associate General Counsel & Corporate Secretary

E. MARCELLUS ASSET COMPANY, LLC

By: Crestwood Marcellus Midstream LLC, its Sole Member

By:	/s/ Michael K. Post
Name: Michael K. Post
Title: Vice President, Associate General Counsel & Corporate Secretary

CRESTWOOD SALES & SERVICES INC.

By:	/s/ Michael K. Post
Name: Michael K. Post
Title: Vice President, Associate General Counsel & Corporate Secretary

Signature Page to OMP 2029 Supplemental Indenture

CRESTWOOD TRANSPORATION LLC

By: Crestwood Services LLC, its Sole Member

By:	/s/ Michael K. Post
Name: Michael K. Post
Title: Vice President, Associate General Counsel & Corporate Secretary

CRESTWOOD SERVICES LLC STELLAR PROPANE SERVICES, LLC

By: Crestwood Operations LLC, its Sole Member

By:	/s/ Michael K. Post
Name: Michael K. Post
Title: Vice President, Associate General Counsel & Corporate Secretary

BEARTOOTH DEVCO LLC BIGHORN DEVCO LLC BOBCAT DEVCO LLC PANTHER DEVCO LLC By: OMP Operating LLC, its Managing Member

By:	/s/ Michael K. Post
Name: Michael K. Post
Title: Vice President, Associate General Counsel & Corporate Secretary

Signature Page to OMP 2029 Supplemental Indenture

REGIONS BANK, as Trustee

By:	/s/ Doug Milner
Name: Doug Milner
Title: Senior Vice President

Signature Page to OMP 2029 Supplemental Indenture

SCHEDULE A

1.	OMP Operating LLC
2.	Beartooth DevCo LLC
3.	Bighorn DevCo LLC
4.	Bobcat DevCo LLC
5.	Panther DevCo LLC

SCHEDULE B

1.	ARROW FIELD SERVICES, LLC
2.	ARROW MIDSTREAM HOLDINGS, LLC
3.	ARROW PIPELINE, LLC
4.	ARROW WATER, LLC
5.	ARROW WATER SERVICES LLC
6.	CMLP TRES MANAGER LLC
7.	CMLP TRES OPERATOR LLC
8.	COWTOWN GAS PROCESSING PARTNERS L.P.
9.	COWTOWN PIPELINE PARTNERS L.P.
10.	CRESTWOOD APPALACHIA PIPELINE LLC
11.	CRESTWOOD ARKANSAS PIPELINE LLC
12.	CRESTWOOD CRUDE LOGISTICS LLC
13.	CRESTWOOD CRUDE SERVICES LLC
14.	CRESTWOOD CRUDE TERMINALS LLC
15.	CRESTWOOD CRUDE TRANSPORTATION LLC
16.	CRESTWOOD DAKOTA PIPELINES LLC
17.	CRESTWOOD ENERGY SERVICES LLC
18.	CRESTWOOD GAS SERVICES OPERATING GP LLC
19.	CRESTWOOD GAS SERVICES OPERATING LLC
20.	CRESTWOOD MARCELLUS MIDSTREAM LLC
21.	CRESTWOOD MARCELLUS PIPELINE LLC
22.	CRESTWOOD MIDSTREAM OPERATIONS LLC
23.	CRESTWOOD OHIO MIDSTREAM PIPELINE LLC
24.	CRESTWOOD OPERATIONS LLC
25.	CRESTWOOD PANHANDLE PIPELINE LLC
26.	CRESTWOOD PIPELINE LLC
27.	CRESTWOOD SALES & SERVICES INC.
28.	CRESTWOOD SERVICES LLC
29.	CRESTWOOD TRANSPORTATION LLC
30.	E. MARCELLUS ASSET COMPANY, LLC
31.	FINGER LAKES LPG STORAGE, LLC
32.	OASIS MIDSTREAM SERVICES LLC
33.	STELLAR PROPANE SERVICE, LLC